Exhibit 99.1
Calix Reports Second Quarter 2014 Financial Results

PETALUMA, CA – July 29, 2014 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the second quarter ended June 28, 2014. Revenue for the second quarter of 2014 was $98.0 million, an increase of 3.8% compared to $94.4 million for the second quarter of 2013.
"We continue to make solid progress expanding our domestic and international customer footprint and achieved our highest level of sales for a second fiscal quarter,” said Carl Russo, Calix president and CEO. “Service providers of all types are pursuing device-enabled subscribers who are increasingly accessing cloud-based content and applications. Calix Unified Access solutions are architected to be flexible, feature-rich and cost-effective in order to meet the demanding requirements of our service provider customers and their subscribers.”
The company’s non-GAAP net income for the second quarter of 2014 was $5.1 million, or $0.10 per fully diluted share, compared to a non-GAAP net income of $4.8 million, or $0.10 per fully diluted share, for the second quarter of 2013. A reconciliation of GAAP and non-GAAP results is included as part of this release.
The GAAP net loss for the second quarter of 2014 was $4.0 million, or $(0.08) per basic and diluted share, compared to a GAAP net loss of $5.2 million, or $(0.10) per basic and diluted share, for the second quarter of 2013. A reconciliation of our second quarter 2014 operating results from non-GAAP to GAAP is provided below:

Calix, Inc.
(Unaudited, in thousands, except per share data)
Three Months Ended June 28, 2014

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	GAAP
Revenue	$98,005	$—	$—	$98,005
Cost of revenue	51,221	354	2,088	53,663
Gross profit	46,784	(354)	(2,088)	44,342
Gross margin	47.7%	—	—	45.2%
Operating expenses	41,630	4,050	2,552	48,232
Operating income (loss)	5,154	(4,404)	(4,640)	(3,890)
Interest and other income (expense), net	42	—	—	42
Income (loss) before taxes	5,196	(4,404)	(4,640)	(3,848)
Provision for income taxes	103	—	—	103
Net income (loss)	$5,093	$(4,404)	$(4,640)	$(3,951)
Weighted average diluted shares used to compute
non-GAAP net income (loss) per common share	50,961	50,961	50,961
Non-GAAP net income (loss) per diluted share	$0.10	$(0.09)	$(0.09)
Weighted average basic and diluted shares used to
compute GAAP net loss per common share				50,573
GAAP net loss per share				$(0.08)

Calix Press Release	Page 2

Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its second quarter 2014 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com/.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to transform their copper- and fiber-based networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring acquisition-related and other expenses, which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Calix Press Release	Page 3

Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013
Revenue	$98,005	$94,439	$183,825	$184,987
Cost of revenue:
Products and services (1)	51,575	49,846	98,381	97,191
Amortization of intangible assets	2,088	2,088	4,176	4,176
Total cost of revenue	53,663	51,934	102,557	101,367
Gross profit	44,342	42,505	81,268	83,620
Operating expenses:
Research and development (1)	19,544	20,035	39,174	40,206
Sales and marketing (1)	18,455	17,079	35,845	32,880
General and administrative (1)	7,681	7,684	14,932	15,815
Amortization of intangible assets	2,552	2,552	5,104	5,104
Total operating expenses	48,232	47,350	95,055	94,005
Loss from operations	(3,890)	(4,845)	(13,787)	(10,385)
Interest and other income (expense), net:
Interest income	30	1	34	2
Interest expense	(58)	(42)	(115)	(70)
Other income (expense), net	70	(43)	103	(322)
Loss before provision for income taxes	(3,848)	(4,929)	(13,765)	(10,775)
Provision for income taxes	103	224	213	581
Net loss	$(3,951)	$(5,153)	$(13,978)	$(11,356)
Net loss per common share:
Basic and diluted	$(0.08)	$(0.10)	$(0.28)	$(0.23)
Weighted average number of shares used to compute
net loss per common share:
Basic and diluted	50,573	49,153	50,425	49,034

(1)	Includes stock-based compensation as follows:
Cost of revenue	$354	$377	$708	$728
Research and development	1,306	1,300	2,486	2,486
Sales and marketing	1,462	1,464	2,830	2,743
General and administrative	1,282	2,134	2,282	4,037
	$4,404	$5,275	$8,306	$9,994

Calix Press Release	Page 4

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013
GAAP net loss	$(3,951)	$(5,153)	$(13,978)	$(11,356)
Adjustments to reconcile GAAP net loss to
non-GAAP net income:
Stock-based compensation	4,404	5,275	8,306	9,994
Amortization of intangible assets	4,640	4,640	9,280	9,280
Non-GAAP net income	5,093	4,762	3,608	7,918
Non-GAAP net income per common share:
Basic	$0.10	$0.10	$0.07	$0.16
Diluted	$0.10	$0.10	$0.07	$0.16
Weighted average shares used to compute non-GAAP
net income per common share - Basic	50,573	49,153	50,425	49,034
Weighted average shares used to compute non-GAAP
net income per common share - Diluted (1)	50,961	50,073	50,904	49,751
(1) Includes the dilutive effect of outstanding stock options, restricted stock units and ESPP.

Calix Press Release	Page 5

Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 28,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$32,543	$82,747
Marketable securities	46,439	—
Restricted cash	295	295
Accounts receivable, net	47,330	43,520
Inventory	45,888	51,071
Deferred cost of revenue	15,957	21,076
Prepaid expenses and other current assets	5,038	5,757
Total current assets	193,490	204,466
Property and equipment, net	17,289	17,473
Goodwill	116,175	116,175
Intangible assets, net	34,460	43,740
Other assets	1,503	1,745
Total assets	$362,917	$383,599
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,850	$23,163
Accrued liabilities	34,689	32,075
Deferred revenue	26,346	34,862
Total current liabilities	73,885	90,100
Long-term portion of deferred revenue	18,640	18,431
Other long-term liabilities	958	1,145
Total liabilities	93,483	109,676
Stockholders' equity:
Common stock	1,273	1,256
Additional paid-in capital	791,756	782,253
Accumulated other comprehensive income	159	190
Accumulated deficit	(523,754)	(509,776)
Total stockholders' equity	269,434	273,923
Total liabilities and stockholders' equity	$362,917	$383,599

Calix Press Release	Page 6

Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended
	June 28,	June 29,
	2014	2013
Operating activities:
Net loss	$(13,978)	$(11,356)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,522	5,363
Loss on retirement of property and equipment	—	560
Amortization of intangible assets	9,280	9,280
Amortization of premiums related to available-for-sale securities	108	—
Stock-based compensation	8,306	9,994
Changes in operating assets and liabilities:
Accounts receivable, net	(3,809)	(3,207)
Inventory	5,183	5,880
Deferred cost of revenue	5,119	(7,991)
Prepaid expenses and other assets	960	(2,009)
Accounts payable	(10,313)	(90)
Accrued liabilities	2,601	464
Deferred revenue	(8,307)	16,001
Other long-term liabilities	(188)	311
Net cash (used in) provided by operating activities	(516)	23,200
Investing activities:
Purchase of marketable securities	(46,572)	—
Purchase of property and equipment	(4,328)	(3,265)
Net cash used in investing activities	(50,900)	(3,265)
Financing activities:
Proceeds from exercise of stock options	139	288
Proceeds from employee stock purchase plan	2,453	2,464
Taxes paid for awards vested under equity incentive plans	(1,377)	(312)
Net cash provided by financing activities	1,215	2,440
Effect of exchange rate changes on cash and cash equivalents	(3)	9
Net (decrease) increase in cash and cash equivalents	(50,204)	22,384
Cash and cash equivalents at beginning of period	82,747	46,995
Cash and cash equivalents at end of period	$32,543	$69,379

Investor Inquiries:
David H. Allen
408-474-0080
David.Allen@Calix.com